Exhibit 10.8

Smart for Life, Inc.

990 S. Rogers Circle, Suite 3
Boca Raton, FL 33487

August 9, 2023

RTB Children’s Trust

1289 Clint Moore Road

Boca Raton, FL 33487

Attn: Ryan Benson

Mr. Benson:

Reference is made to that certain 5% Secured Subordinated Promissory Note in the principal amount of $107,500 issued by Smart for Life, Inc., a Delaware corporation (the “Company”) to RTB Children’s Trust (the “Holder”) on July 29, 2022 (the “Note”). The Note was issued pursuant to that certain Securities Purchase Agreement, dated as of March 14, 2022, as amended by the First Amendment to the Securities Purchase Agreement, dated July 29, 2022 (as so amended, the “Purchase Agreement”), among the Company, Ceautamed Worldwide, LLC, the Holder and the other Sellers party thereto. This Note is one of the Buyer Notes II issued to the Sellers under the Purchase Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

In accordance with Section 13 of the Note, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder desire to amend the repayment terms of the Note as follows:

The Company and the Holder desire and agree that Section 1 of the Note is hereby amended such that the first payment under the Note is due on August 25, 2023. The remaining payments under the Note will continue as set forth on the Amortization Schedule attached to the Note for Quarters 6 through 12.

Except as amended as set forth above, the Note shall continue in full force and effect.

[Signature page follows]

By signing below, the parties hereto hereby consent and agree to amend the terms of the Note as set forth above.

Very truly yours,

Smart for Life, Inc.

By:	/s/ Darren Minton
Name:	Darren Minton
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

RTB Children’s Trust

By:	/s/ Ryan Benson
Name:	Ryan Benson
Title:	Trustee